PROSPECTUS Dated    Pricing Supplement No. 73
October 1, 1997     Effective November 3, 1997




                     U.S. $1,000,000,000             Rule 424(b)(3)
                                                Registration Statement
                  FORD MOTOR CREDIT COMPANY          No. 33-62973

                VARIABLE DENOMINATION FLOATING
                      RATE DEMAND NOTES


                     ------------------


                  Interest Rate Per Annum
                  -----------------------

Period         Tier One Notes   Tier Two Notes      Tier Three Notes
Beginning      Under $15,000    $15,000-$49,999     $50,000 and over
---------      --------------   ---------------     ----------------

11/03/97          5.28%              5.48%              5.68%